EXHIBIT INDEX
EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77Q1: Exhibits
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EXHIBIT A:

A shareholder's meeting was held on January 12, 2001. The information regarding what was voted upon are incorporated herein by reference to the definitive proxy statement (DEFS14A) filed with the SEC on 12/01/00. The voting results are as follows:


GROWTH PORTFOLIO
Total Shares 13,515,690.417
Shares Voted  2,790,332.063
% Voted              20.645%

Prop 1
FOR: 2,593,618.325    92.950%
AGAINST: 69,234.431    2.481%
ABSTAIN: 127,479.307   4.569%
TOTAL: 2,790,332.063

Prop 2a
FOR:2,470,203.678   : 88.527%
AGAINST: 143,253.865   5.134%
ABSTAIN: 176,874.520   6.339%
TOTAL: 2,790,332.063

Prop 3e
FOR: 2,530,467.585    90.687%
AGAINST: 118,490.733   4.246%
ABSTAIN: 41,373.745    5.067%
TOTAL: 2,790,332.063

Prop 4
FOR: 2,374,775.309    85.107%
AGAINST: 224,122.813   8.032%
ABSTAIN: 191,433.941   6.861%
TOTAL: 2,790,332.063


MONEY MARKET PORTFOLIO
Total Shares 99,554,815.624
Shares Voted 27,228,467.036
% Voted              27.350%

Prop 1
FOR: 24,573,613.353     90.250%
AGAINST:317,594.824     1.166%
ABSTAIN: 2,337,258.859  8.584%
TOTAL: 27,228,467.036

Prop 3k
FOR:  24,385,165.694     89.558%
AGAINST:  542,160.082     1.991%
ABSTAIN:  2,301,141.260   8.451%
TOTAL:    27,228,467.036

Prop 4
FOR:  23,469,386.039      86.194%
AGAINST:   1,000,452.300   3.674%
ABSTAIN:  2,758,628.697   10.131%
TOTAL: 27,228,467.036


BOND PORTFOLIO
Total Shares  3,467,048.119
Shares Voted    785,590.588
% Voted              22.659%

Prop 1
FOR:  740,330.984       94.239%
AGAINST:   3,836.458     0.488%
ABSTAIN:  41,423.146     5.273%
TOTAL:  785,590.588

Prop 3j
FOR:    734,770.349       93.531%
AGAINST:  6,031.519        0.768%
ABSTAIN:  44,788.720       5.701%
TOTAL:  785,590.588

Prop 4
FOR:  719,524.534         91.590%
AGAINST:   23,172.535      2.950%
ABSTAIN:   42,893.519      5.460%
TOTAL:  785,590.588


MANAGED PORTFOLIO
Total Shares:  4,368,050.184
Shares Voted:  1,117,151.941
% Voted:              25.576%

Prop 1
FOR:   1,043,443.898      93.402%
AGAINST:  30,792.075       2.756%
ABSTAIN:  42,915.968       3.842%
TOTAL:  1,117,151.941

Prop 2c
FOR:  1,000,319.368         89.542%
AGAINST:  31,865.253         2.852%
ABSTAIN:   84,967.320        7.606%
TOTAL:  1,117,151.941

Prop 3i
FOR:  1,007,126.620    90.151%
AGAINST:  33,904.378    3.035%
ABSTAIN:  76,120.943    6.814%
TOTAL:  1,117,151.941

Prop 4
FOR: 1,002,673.239     89.753%
AGAINST: 63,057.077     5.644%
ABSTAIN: 51,421.625     4.603%
TOTAL: 1,117,151.941


AGGRESSIVE GROWTH
Total Shares  3,588,282.761
Shares Voted    757,599.255
% Voted              21.113%

Prop 1
FOR:  697,786.560      92.105%
AGAINST:  24,890.639    3.285%
ABSTAIN:  34,922.056    4.610%
TOTAL: 757,599.255

Prop 2b
FOR:  685,938.203      90.541%
AGAINST:  27,408.196    3.618%
ABSTAIN:  44,252.856    5.841%
TOTAL:  757,599.255

Prop 3h
FOR:  692,860.620        91.455%
AGAINST:  26,096.450      3.445%
ABSTAIN:  38,642.185      5.101%
TOTAL:  757,599.255

Prop 4
FOR:  660,249.635        87.150%
AGAINST:  47,767.733      6.305%
ABSTAIN:  49,581.887      6.545%
TOTAL:  757,599.255


INTERNATIONAL PORTFOLIO
Total Shares  5,580,542.374
Shares Voted  1,177,158.964
% Voted              21.094%

Prop 1
FOR:  1,095,815.984     93.090%
AGAINST:  14,491.700     1.231%
ABSTAIN:  66,851.280     5.679%
TOTAL:  1,177,158.964

Prop 3g
FOR:  1,067,872.958     90.716%
AGAINST:  39,251.863     3.334%
ABSTAIN:  70,034.143     5.949%
TOTAL:  1,177,158.964

Prop 4
FOR:  1,038,611.674      88.230%
AGAINST:  61,929.353      5.261%
ABSTAIN:  76,617.937      6.509%
TOTAL:  1,177,158.964


ALL PRO LARGE CAP GROWTH
Total Shares   3,782,966.976
Shares Voted     794,776.257
% Voted               21.009%

Prop 1
FOR:  758,427.748      94.074%
AGAINST: 8,049.223      1.013%
ABSTAIN: 28,299.286     3.561%
TOTAL:   794,776.257

Prop 3a
FOR:  754,390.400      94.919%
AGAINST: 11,693.474     1.471%
ABSTAIN:  28,692.383    3.610%
TOTAL:  794,776.257


ALL PRO LARGE CAP VALUE
Total Shares   2,845,739.394
Shares Voted     412,111.092
% Voted               14.482%

Prop 1
FOR:   387,897.143       94.124%
AGAINST:  2,177.232       0.528%
ABSTAIN:  22,036.717      5.347%
TOTAL:  412,111.092

Prop 3b
FOR:  382,819.876          92.892%
AGAINST:  3,773.886         0.916%
ABSTAIN:   25,517.330       6.192%
TOTAL:  412,111.092


ALL PRO SMALL CAP GROWTH
Total Shares    4,155,155.001
Shares Voted      826,191.893
% Voted                19.884%

Prop 1
FOR:   767,007.973     92.837%
AGAINST:  22,231.348    2.691%
ABSTAIN:  36,952.572    4.473%
TOTAL:  826,191.893

Prop 3c
FOR:  772,487.294      93.500%
AGAINST:  16,908.347    2.047%
ABSTAIN:  36,796.252    4.454%
TOTAL:  826,191.893


ALL PRO SMALL CAP VALUE
Total Shares   2,463,522.294
Shares Voted     464,696.070
% Voted               18.863%

Prop 1
FOR:  433,215.945       93.226%
AGAINST: 6,843.921       1.473%
ABSTAIN: 24,636.204      5.302%
TOTAL:   464,696.070

Prop 3d
FOR:  428,614.607      92.235%
AGAINST:  8,741.895     1.881%
ABSTAIN:  27,339.568    5.883%
TOTAL:  464,696.070


EQUITY 500 INDEX
Total Shares    39,049,595.692
Shares Voted     8,498,980.839
% Voted                 21.765%

Prop 1
FOR: 7,768,086.033         91.400%
AGAINST:  165,872.251       1.952%
ABSTAIN:  565,022.555       6.648%
TOTAL:   8,498,980.839

Prop 3f
FOR:  7,588,438.333        89.286%
AGAINST: 193,967.962        2.282%
ABSTAIN:  716,574.544       8.431%
TOTAL:   8,498,980.839

Prop 4
FOR:  7,307,664.837      85.983%
AGAINST:  520,039.616     6.119%
ABSTAIN:  671,276.386     7.898%
TOTAL:  8,498,980.839



EXHIBIT B:

We filed our Declaration of Trust and Bylaws, and the codes of ethics for the Fund, our adviser, and all our subadvisers, with the SEC in our PEA. No.27 on November 2, 2000, File No. 2-98755.

We filed most of our new advisory and subadvisory agreements with the SEC in our PEA No. 29 on January 26, 2001, File No. 2-98755.

We filed the rest of our new advisory and subadvisory agreements with the SEC in our PEA No. 28 on December 19, 2000, File No. 2-98755.

We filed our distribution agreement, administration agreement, and reimbursement agreement, and our only three participation agreements, with the SEC in our PEA No. 30 on April 25, 2001, File No. 2-98755.